Exhibit 99.1

Supplemental Package
For the Quarter Ended March 31, 2015

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Package
First Quarter 2015
NYSE: FCEA, FCEB

This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ, perhaps materially, from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-Q for the quarter ended March 31, 2015 and Item 1A of our Form 10-K for the year ended December 31, 2014 and other factors that might cause differences, some of which could be material, include, but are not limited to, the company's conversion to REIT status, its ability to qualify or to remain qualified as a REIT, realizing the anticipated benefits to shareholders if it successfully elects REIT status, the impact of complying with REIT qualification requirements, the amount and timing of any future distributions including those that it would be required to make as a REIT, the impact of issuing equity, debt or both to satisfy its E&P Distribution and other REIT conversion costs, the impact of covenants that could prevent it from satisfying REIT distribution requirements, its lack of experience operating as a REIT if it successfully converts, the impact of current lending and capital market conditions on its liquidity, its ability to finance or refinance projects or repay its debt, the impact of the slow economic recovery on its ownership, development and management of its commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and owning a factory to produce modular units, vacancies in its properties, risks associated with developing and managing properties in partnership with others, downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts and other armed conflicts, risks of owning and operating an arena, risks associated with an investment in a professional sports team, the ability to sell all or a portion of its ownership interests in a professional sports team and arena, its substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by its credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of its insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of its publicly traded securities, inflation risks, litigation risks, cybersecurity risks, cyber incidents, its ability to achieve its strategic goals are based on significant assumptions, the completion of its acquisition of Health Care REIT, Inc.’s equity interest in the MIT Assets, the effect on the market price of its common stock following its E&P Distribution and its conversion to REIT status, its ability to obtain the shareholder approval necessary for it to convert to REIT Status, its ability to complete non-core asset sales, the impact to its deferred tax liability balance upon conversion to REIT status, and its ability to obtain requisite consents needed to complete the conversion to REIT status as well as other risks listed from time to time in the company's SEC filings, including but not limited to, the company's annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We have $8.8 billion of consolidated assets in 24 states and the District of Columbia at March 31, 2015. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. We have offices in Albuquerque, Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
We operate through three strategic business units, which represent four reportable operating segments (collectively, the "Real Estate Groups"):

•
Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it operates Barclays Center, a sports and entertainment arena located in Brooklyn, New York, which is reported as a separate operating segment ("Arena").

•
Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments, adaptive re-use developments and subsidized senior housing. Additionally, it owns interests in entities that develop and manage military family housing.

•	Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers at its Stapleton project in Denver, Colorado.
Corporate Activities is the other reportable operating segment, which includes our equity method investment in the Brooklyn Nets (the "Nets"), a member of the National Basketball Association ("NBA").
REIT Conversion
On January 13, 2015, we announced our Board of Directors approved a plan to pursue conversion to Real Estate Investment Trust ("REIT") status. We expect to elect REIT status for our taxable year beginning January 1, 2016, subject to business conditions, the completion of related preparatory work and obtaining necessary third-party consents.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three months ended March 31, 2015. This supplemental package contains information prepared in accordance with generally accepted accounting principles ("GAAP") under the full consolidation accounting method and information prepared under the pro-rata consolidation method, a non-GAAP measure. We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. We believe the non-GAAP financial and operating information presented under the pro-rata consolidation method, net operating income ("NOI"), comparable NOI, Funds From Operations ("FFO") and Operating FFO are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Consolidation Methods
In line with industry practice, we have a number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under GAAP, the full consolidation method is used to report assets and liabilities at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity ("VIE"), even if our ownership is not 100%. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout this supplemental package.
FFO
The majority of our peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts ("NAREIT"). Although we are not a REIT, we believe it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes on their qualified REIT investments, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large non-cash expenses for deferred taxes as required by GAAP.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); and iv) cumulative or retrospective effect of change in accounting principle (net of tax).
Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) participation payments to ground lessors on refinancing of our properties; ix) other transactional items; x) the Nets pre-tax FFO; and xi) income taxes on FFO.
NOI
NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income, equity in earnings (loss) of unconsolidated entities (excluding gain (loss) on disposition, impairment, interest expense, gain (loss) on extinguishment of debt and depreciation and amortization of unconsolidated entities). We believe NOI provides additional information about our core operations and, along with earnings, is necessary to understand our business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.

Comparable NOI
In addition to NOI, we use comparable NOI as a metric to evaluate the performance of our multi-family, office and retail properties. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income, are not directly attributable to an operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates and participation payments as a result of refinancing transactions and NOI impacts of changes in ownership percentages, are excluded from comparable NOI and are included in non-comparable NOI. Retained properties that are considered non-comparable are disclosed in the Segment Operating Results of this supplemental package. Other properties and activities such as Arena, hotels, subsidized senior housing, military housing, corporate activities and land sales are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.
Comparable NOI is an operating statistic defined as NOI from stabilized properties opened and operated in all periods presented, net of noncontrolling interests. Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a more consistent view of the overall performance of our operating portfolio from period to period. A reconciliation of NOI to earnings (loss) before income taxes, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to earnings (loss) before income taxes for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to earnings (loss) before income taxes, segment operating results discussion, reconciliation of net earnings (loss) to FFO, reconciliation of FFO to Operating FFO, Operating FFO bridge, historical trends and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties open and operated in both the three months ended March 31, 2015 and 2014. We believe occupancy data, retail sales data, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2014, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
JeffLinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Jeffrey M. Frericks
Vice President - Capital Markets
JeffreyFrericks@forestcity.net
Investor Presentations
Please note we periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation.
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.33 1/3 par value)
FCEB - Class B Common Stock ($.33 1/3 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – March 31, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,529,375	$369,422	$1,062,818	$3,222,771
Commercial
Retail centers	1,747,768	—	1,656,652	3,404,420
Office buildings	2,593,456	108,698	262,845	2,747,603
Arena	941,937	580,639	—	361,298
Corporate and other equipment	10,345	—	—	10,345
Total completed rental properties	7,822,881	1,058,759	2,982,315	9,746,437
Projects under construction
Residential	230,037	130,225	13,344	113,156
Commercial
Retail centers	—	—	—	—
Office buildings	12,428	—	49,438	61,866
Total projects under construction	242,465	130,225	62,782	175,022
Projects under development
Operating properties	30,746	—	14,655	45,401
Residential	132,443	23,592	260,813	369,664
Commercial
Retail centers	36,095	—	3,937	40,032
Office buildings	95,217	8,794	3,387	89,810
Total projects under development	294,501	32,386	282,792	544,907
Total projects under construction and development	536,966	162,611	345,574	719,929
Land inventory	96,675	5,275	9,964	101,364
Total Real Estate	8,456,522	1,226,645	3,337,853	10,567,730
Less accumulated depreciation	(1,606,124)	(114,350)	(697,804)	(2,189,578)
Real Estate, net	6,850,398	1,112,295	2,640,049	8,378,152
Cash and equivalents	190,905	45,388	80,744	226,261
Restricted cash	250,557	31,136	126,843	346,264
Notes and accounts receivable, net	436,599	31,152	62,347	467,794
Investments in and advances to unconsolidated entities	669,605	(101,121)	(652,494)	118,232
Lease and mortgage procurement costs, net	171,443	24,743	83,080	229,780
Prepaid expenses and other deferred costs, net	106,236	14,482	15,451	107,205
Intangible assets, net	119,648	16,762	16,135	119,021
Total Assets	$8,795,391	$1,174,837	$2,372,155	$9,992,709

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – March 31, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,412,952	$203,093	$744,340	$1,954,199
Commercial
Retail centers	638,148	—	1,249,564	1,887,712
Office buildings	1,568,397	72,021	246,888	1,743,264
Arena	457,837	310,735	—	147,102
Total completed rental properties	4,077,334	585,849	2,240,792	5,732,277
Projects under construction
Residential	63,547	5,607	1,925	59,865
Commercial
Retail centers	—	—	—	—
Office buildings	29,077	—	29,247	58,324
Total projects under construction	92,624	5,607	31,172	118,189
Projects under development
Operating properties	—	—	—	—
Residential	32,482	—	106,423	138,905
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	32,482	—	106,423	138,905
Total projects under construction and development	125,106	5,607	137,595	257,094
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,202,440	591,456	2,386,967	5,997,951
Revolving credit facility	59,950	—	—	59,950
Convertible senior debt	411,194	—	—	411,194
Construction payables	120,643	44,137	25,952	102,458
Operating accounts payable and accrued expenses	612,462	86,154	163,858	690,166
Accrued derivative liability	99,208	—	8,678	107,886
Total Accounts payable, accrued expenses and other liabilities	832,313	130,291	198,488	900,510
Cash distributions and losses in excess of investments in unconsolidated entities	211,255	(21,235)	(213,300)	19,190
Deferred income taxes	486,101	—	—	486,101
Total Liabilities	6,203,253	700,512	2,372,155	7,874,896
Redeemable Noncontrolling Interest	178,050	178,050	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	2,023,523	—	—	2,023,523
Accumulated other comprehensive loss	(57,372)	—	—	(57,372)
Total Shareholders’ Equity	1,966,151	—	—	1,966,151
Noncontrolling interest	447,937	296,275	—	151,662
Total Equity	2,414,088	296,275	—	2,117,813
Total Liabilities and Equity	$8,795,391	$1,174,837	$2,372,155	$9,992,709

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,470,813	$370,855	$1,060,830	$3,160,788
Commercial
Retail centers	1,747,127	—	1,654,140	3,401,267
Office buildings	2,584,854	107,656	262,524	2,739,722
Arena	940,029	579,518	—	360,511
Corporate and other equipment	10,738	—	—	10,738
Total completed rental properties	7,753,561	1,058,029	2,977,494	9,673,026
Projects under construction
Residential	176,148	96,567	9,262	88,843
Commercial
Retail centers	—	—	—	—
Office buildings	8,940	—	42,923	51,863
Total projects under construction	185,088	96,567	52,185	140,706
Projects under development
Operating properties	29,187	—	12,589	41,776
Residential	139,923	22,769	214,084	331,238
Commercial
Retail centers	33,807	—	4,014	37,821
Office buildings	89,952	8,791	3,180	84,341
Total projects under development	292,869	31,560	233,867	495,176
Total projects under construction and development	477,957	128,127	286,052	635,882
Land inventory	97,469	5,351	8,537	100,655
Total Real Estate	8,328,987	1,191,507	3,272,083	10,409,563
Less accumulated depreciation	(1,555,965)	(106,096)	(680,584)	(2,130,453)
Real Estate, net	6,773,022	1,085,411	2,591,499	8,279,110
Cash and equivalents	326,518	41,062	79,716	365,172
Restricted cash and escrowed funds	266,530	30,484	125,680	361,726
Notes and accounts receivable, net	419,038	26,052	59,786	452,772
Investments in and advances to unconsolidated entities	620,466	(105,718)	(605,009)	121,175
Lease and mortgage procurement costs, net	173,104	24,061	81,617	230,660
Prepaid expenses and other deferred costs, net	112,484	12,635	14,702	114,551
Intangible assets, net	123,778	17,554	16,436	122,660
Total Assets	$8,814,940	$1,131,541	$2,364,427	$10,047,826

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,376,329	$202,112	$740,668	$1,914,885
Commercial
Retail centers	638,310	—	1,252,645	1,890,955
Office buildings	1,642,913	72,277	247,424	1,818,060
Arena	457,055	310,381	—	146,674
Total completed rental properties	4,114,607	584,770	2,240,737	5,770,574
Projects under construction
Residential	61,905	4,266	1,293	58,932
Commercial
Retail centers	—	—	—	—
Office buildings	29,422	—	23,370	52,792
Total projects under construction	91,327	4,266	24,663	111,724
Projects under development
Operating properties	—	—	—	—
Residential	32,267	—	97,467	129,734
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	32,267	—	97,467	129,734
Total projects under construction and development	123,594	4,266	122,130	241,458
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,238,201	589,036	2,371,447	6,020,612
Revolving credit facility	—	—	—	—
Convertible senior debt	700,000	—	—	700,000
Construction payables	110,108	26,866	34,557	117,799
Operating accounts payable and accrued expenses	634,541	71,262	162,154	725,433
Accrued derivative liability	102,362	—	7,755	110,117
Total Accounts payable, accrued expenses and other liabilities	847,011	98,128	204,466	953,349
Cash distributions and losses in excess of investments in unconsolidated entities	211,493	(21,775)	(211,486)	21,782
Deferred income taxes	482,474	—	—	482,474
Total Liabilities	6,479,179	665,389	2,364,427	8,178,217
Redeemable Noncontrolling Interest	183,038	183,038	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,776,793	—	—	1,776,793
Accumulated other comprehensive loss	(58,846)	—	—	(58,846)
Total Shareholders’ Equity	1,717,947	—	—	1,717,947
Noncontrolling interest	434,776	283,114	—	151,662
Total Equity	2,152,723	283,114	—	1,869,609
Total Liabilities and Equity	$8,814,940	$1,131,541	$2,364,427	$10,047,826

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended March 31, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$141,106	$11,013	$64,601	$194,694
Tenant recoveries	30,725	1,644	18,286	47,367
Service and management fees	9,620	35	1,714	11,299
Parking and other	11,876	569	5,347	16,654
Arena	28,820	13,001	—	15,819
Land sales	8,663	864	960	8,759
Subsidized Senior Housing	—	—	11,879	11,879
Military Housing	6,272	—	1,369	7,641
Total revenues	237,082	27,126	104,156	314,112
Expenses
Property operating and management	93,018	3,971	26,457	115,504
Real estate taxes	20,788	1,493	8,918	28,213
Ground rent	2,628	88	3,098	5,638
Arena operating	19,958	8,967	—	10,991
Cost of land sales	2,311	217	—	2,094
Subsidized Senior Housing operating	—	—	8,080	8,080
Military Housing operating	2,225	5	714	2,934
Corporate general and administrative	13,503	—	—	13,503
REIT conversion and reorganization costs	6,212	—	—	6,212
	160,643	14,741	47,267	193,169
Depreciation and amortization	61,814	7,561	21,669	75,922
Total expenses	222,457	22,302	68,936	269,091
Operating income	14,625	4,824	35,220	45,021
Interest and other income	9,704	410	283	9,577
Interest expense	(52,576)	(7,913)	(25,854)	(70,517)
Amortization of mortgage procurement costs	(2,101)	(99)	(797)	(2,799)
Loss on extinguishment of debt	(35,154)	—	(225)	(35,379)
Earnings (loss) before income taxes	(65,502)	(2,778)	8,627	(54,097)
Income tax expense (benefit)
Current	(1,744)	—	—	(1,744)
Deferred	2,559	—	—	2,559
	815	—	—	815
Earnings (loss) from unconsolidated entities, gross of tax	9,313	(17)	(8,627)	703
Net loss	(57,004)	(2,795)	—	(54,209)
Noncontrolling interests
Loss attributable to noncontrolling interests, gross of tax	2,795	2,795	—	—

Net loss attributable to Forest City Enterprises, Inc.	$(54,209)	$—	$—	$(54,209)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended March 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$127,921	$3,719	$71,468	$3,879	$199,549
Tenant recoveries	33,522	1,898	17,996	1,474	51,094
Service and management fees	12,987	50	1,447	—	14,384
Parking and other	12,148	263	5,603	36	17,524
Arena	35,357	15,950	—	—	19,407
Land sales	16,707	1,671	870	1,601	17,507
Subsidized Senior Housing	—	—	11,661	—	11,661
Military Housing	10,895	1,389	1,413	—	10,919
Total revenues	249,537	24,940	110,458	6,990	342,045
Expenses
Property operating and management	101,091	1,814	28,662	2,358	130,297
Real estate taxes	20,206	857	8,797	1,263	29,409
Ground rent	1,880	88	4,147	—	5,939
Arena operating	23,476	10,503	—	—	12,973
Cost of land sales	6,365	603	5	1,142	6,909
Subsidized Senior Housing operating	—	—	8,128	—	8,128
Military Housing operating	6,524	1,335	775	—	5,964
Corporate general and administrative	11,561	—	—	—	11,561
	171,103	15,200	50,514	4,763	211,180
Depreciation and amortization	55,009	4,615	20,803	986	72,183
Total expenses	226,112	19,815	71,317	5,749	283,363
Operating income	23,425	5,125	39,141	1,241	58,682
Interest and other income	11,503	466	568	—	11,605
Net gain (loss) on disposition of full or partial interests in rental properties	(467)	—	24,796	26,766	51,095
Net gain on change in control of interests	2,759	—	—	—	2,759
Interest expense	(62,452)	(6,528)	(28,000)	(5,483)	(89,407)
Amortization of mortgage procurement costs	(2,125)	(163)	(801)	(41)	(2,804)
Loss on extinguishment of debt	(164)	—	(252)	(17)	(433)
Earnings (loss) before income taxes	(27,521)	(1,100)	35,452	22,466	31,497
Income tax expense (benefit)
Current	35,934	—	—	1,747	37,681
Deferred	(32,003)	—	—	8,897	(23,106)
	3,931	—	—	10,644	14,575
Earnings (loss) from unconsolidated entities, gross of tax	34,029	(21)	(35,452)	—	(1,402)
Earnings (loss) from continuing operations	2,577	(1,121)	—	11,822	15,520
Discontinued operations, net of tax
Operating loss from rental properties	(2,641)	(8)	—	2,633	—
Gain on disposition of rental properties	14,513	58	—	(14,455)	—
	11,872	50	—	(11,822)	—
Net earnings (loss)	14,449	(1,071)	—	—	15,520
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	1,121	1,121	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(50)	(50)	—	—	—
	1,071	1,071	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$15,520	$—	$—	$—	$15,520

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – March 31, 2015
The following represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - March 31, 2015
Completed Rental Properties
	Q1 2015	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt (4)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$30.9	$5.2	$36.1	$144.4	$(1,364.8)
Specialty Retail Centers	13.4	—	13.4	53.6	(522.9)
Subtotal Retail	$44.3	$5.2	$49.5	$198.0	$(1,887.7)
Office
Life Science	$13.3	$1.7	$15.0	$60.0	$(383.8)
New York	36.2	(1.1)	35.1	140.4	(1,196.8)
Central Business District	4.4	—	4.4	17.6	(57.8)
Suburban/Other	4.1	(0.3)	3.8	15.2	(104.9)
Subtotal Office	$58.0	$0.3	$58.3	$233.2	$(1,743.3)
Arena	$4.8	$2.8	$7.6	$30.3	$(147.1)
Residential Real Estate
Apartments, Core Markets	$30.4	$2.4	$32.8	$131.2	$(1,362.4)
Apartments, Non-Core Markets	8.8	2.5	11.3	45.2	(430.8)
Subsidized Senior Housing	3.8	0.3	4.1	16.4	(132.3)
Military Housing	5.4	(1.1)	4.3	17.0	(28.7)

Subtotal Rental Properties	$155.5	$12.4	$167.9	$671.3	$(5,732.3)
Other	(14.5)	5.7	(8.8)	(35.0)	—
Total Rental Properties	$141.0	$18.1	$159.1	$636.3	$(5,732.3)

Development Pipeline				Book Value (4)
Projects under construction				$175.0	$(118.2)
Projects under development				$544.9	$(138.9)
Land inventory				$101.4	$(8.6)
Other Tangible Assets
Cash and equivalents				$226.3
Restricted cash and escrowed funds				$346.3
Notes and accounts receivable, net (5)				$467.8
Net investments and advances to unconsolidated entities				$99.0
Prepaid expenses and other deferred costs, net				$107.2
Recourse Debt and Other Liabilities
Revolving credit facility				$(60.0)
Convertible senior debt				$(411.2)
Less: convertible debt				$411.2
Construction payables				$(102.5)
Operating accounts payable and accrued expenses (6)				$(690.2)
Weighted Average Shares Outstanding - Diluted
Number of shares for the three months ended March 31, 2015 (in millions)				236.8

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – March 31, 2015 (continued)

(1)	Q1 2015 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended March 31, 2015 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments assumed to arrive at an estimated annualized stabilized NOI for properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of April 28, 2015
	(in millions)
Apartments:
Radian	$0.0	$65.0	93%; Retail: 100%
The Yards - Twelve12	$119.5	$119.5	95%; Retail: 96%
3700M	$0.0	$22.7	64%
2175 Market Street	$42.3	$10.6	96%; Retail: 100%
Winchester Lofts (Non-Core Market)	$62.8	$62.8	40%
Regional Mall:
Westchester's Ridge Hill	$891.1	$891.1	70%/80%

a)
NOI for the apartments in the above table is reflected at 5% of the pro-rata cost. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties.

b)
NOI for Westchester's Ridge Hill is reflected at 4% of the pro-rata cost disclosed in the above table. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of this leased-up property. The lease commitment percentage above represents 70% of leases that have been signed of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 80%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c)
Annual NOI for the Arena is expected to stabilize at approximately $55 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q1 2015 NOI to arrive at an annual stabilized NOI of $30.3 million.

In addition, we include stabilization adjustments to the Q1 2015 NOI as follows:

d)
Due to temporary declines in occupancy at 88 Sidney Street (Life Science) and One Pierrepont Plaza (New York Office), we have included stabilization adjustments to the Q1 2015 NOI to arrive at our estimate of stabilized NOI.

e)	Due to planned renovations at Ballston Common (Regional Mall), we have included stabilization adjustments to the Q1 2015 NOI to arrive at our estimate of stabilized NOI.

f)
Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q1 2015 NOI to arrive at our estimate of stabilized NOI.

g)
At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $17.0 million.

h)	Other excludes write-offs of abandoned development projects and demolition costs, tax credit income and certain variable development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q1 2015 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of March 31, 2015 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)	Includes $165.3 million of straight-line rent receivable (net of $8.6 million of allowance for doubtful accounts).

(6)	Includes $35.3 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
Retail and office occupancy data represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under lease by gross leasable area ("GLA"). Occupancy data includes leases with original terms of one year or less.

	Leased Occupancy
	As of March 31,
Retail	2015	2014
Comparable	93.2%	91.6%
Total	93.1%	91.8%
Office
Comparable	95.5%	94.3%
Total	95.0%	92.5%
Residential occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Residential occupancy data excludes military and limited-distribution subsidized senior housing units.

	Economic Occupancy
	Three Months Ended March 31,
Residential	2015	2014
Comparable	94.9%	94.1%
Total	92.5%	91.9%
The graph below provides comparable leased and economic occupancy data as reported in previous quarters. Prior period amounts may differ from above since the properties qualifying as comparable change from period to period.
Comparable Occupancy Percentage Trend

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1) (2)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures applied to other data supplied in this supplemental package.

(2)
The increase for the rolling 12-months ended September 30, 2014 over the prior period is partially due to the inclusion of sales data at Westchester’s Ridge Hill. With a comparable inclusion of Westchester’s Ridge Hill sales data, sales per square foot for the rolling 12-months ended March 31, 2014 and June 30, 2014 would have been $512 and $520, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and GLA signed and rent per square foot ("SF") on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q2 2014	60	152,130	$82.45	$63.13	30.6%
Q3 2014	45	128,871	$50.33	$41.58	21.0%
Q4 2014	31	115,496	$59.57	$47.42	25.6%
Q1 2015	34	169,951	$46.51	$36.92	26.0%
Total	170	566,448	$60.19	$47.28	27.3%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q2 2014	18	120,433	$50.68	$44.01	15.2%
Q3 2014	4	9,169	$32.40	$30.36	6.7%
Q4 2014	3	23,198	$52.55	$50.48	4.1%
Q1 2015	11	40,421	$34.55	$35.41	(2.4)%
Total	36	193,221	$46.74	$42.45	10.1%

Office Buildings
The following table represents those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q2 2014	20	189,441	$26.64	$23.89	11.5%	5	40,891	$24.94	230,332
Q3 2014	14	136,474	$55.11	$55.63	(0.9)%	3	21,513	$21.18	157,987
Q4 2014	38	450,848	$40.31	$38.36	5.1%	5	44,432	$36.26	495,280
Q1 2015	18	75,460	$22.49	$21.40	5.1%	2	8,196	$21.94	83,656
Total	90	852,223	$38.36	$36.65	4.7%	15	115,032	$28.39	967,255

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our apartment communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Three Months Ended March 31,			Three Months Ended March 31,
Communities (1)	at Pro-Rata % (3)	2015	2014	% Change	2015	2014	% Change
Core Markets	7,967	$1,879	$1,829	2.7%	95.4%	95.0%	0.4%
Non-Core Markets	8,052	$877	$858	2.2%	93.9%	92.2%	1.7%
Total Comparable Apartments	16,019	$1,375	$1,341	2.5%	94.9%	94.1%	0.8%

Sequential Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	March 31,	December 31,		March 31,	December 31,
Communities (1)	at Pro-Rata % (3)	2015	2014	% Change	2015	2014	% Change
Core Markets	8,170	$1,865	$1,861	0.2%	95.3%	95.4%	(0.1)%
Non-Core Markets	8,180	$887	$885	0.2%	94.0%	94.2%	(0.2)%
Total Comparable Apartments	16,350	$1,376	$1,373	0.2%	94.9%	95.0%	(0.1)%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended March 31, 2015, 18.2% of leasable units in core markets and 3.9% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units at pro-rata represent our share of comparable leasable units at the apartment community.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI - Pro-Rata

Three Months Ended
March 31, 2015
Retail	6.4%
Office	4.4%
Apartments	5.5%
Total	5.3%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous periods can be found in prior supplemental packages furnished with the Securities and Exchange Commission and are available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Year Ended	11 Months Ended	Year Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014		December 31, 2014	December 31, 2013	January 31, 2013
Retail	6.4%	10.5%	6.5%	2.3%	(2.7)%	Retail	2.6%	3.6%	2.1%
Office	4.4%	9.2%	4.7%	7.1%	1.6%	Office	6.6%	(6.4)%	2.1%
Apartments	5.5%	2.8%	3.4%	4.6%	5.5%	Apartments	4.3%	4.7%	7.3%
Total	5.3%	7.7%	4.8%	5.0%	1.5%	Total	4.8%	(0.2)%	3.2%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$75,282	$—	$75,282	$73,387	$—	$—	$73,387	2.6%	2.6%
Adjusted operating expenses	34,687	—	34,687	35,229	—	—	35,229	(1.5)%	(1.5)%
Comparable NOI	40,595	—	40,595	38,158	—	—	38,158	6.4%	6.4%
Non-Comparable NOI	3,756	—	3,756	2,993	—	1,870	4,863
Total	44,351	—	44,351	41,151	—	1,870	43,021
Office Buildings
Comparable
Adjusted revenues	103,457	4,652	98,805	100,658	4,711	—	95,947	2.8%	3.0%
Adjusted operating expenses	45,135	2,304	42,831	44,680	2,329	—	42,351	1.0%	1.1%
Comparable NOI	58,322	2,348	55,974	55,978	2,382	—	53,596	4.2%	4.4%
Non-Comparable NOI	2,162	174	1,988	(861)	147	(43)	(1,051)
Total	60,484	2,522	57,962	55,117	2,529	(43)	52,545
Apartments
Comparable
Adjusted revenues	72,454	4,253	68,201	69,900	3,920	—	65,980	3.7%	3.4%
Adjusted operating expenses	31,484	1,542	29,942	31,280	1,571	—	29,709	0.7%	0.8%
Comparable NOI	40,970	2,711	38,259	38,620	2,349	—	36,271	6.1%	5.5%
Non-Comparable NOI	4,536	3,606	930	703	(1,513)	—	2,216
Total	45,506	6,317	39,189	39,323	836	—	38,487
Arena	8,834	4,034	4,800	11,864	5,447	—	6,417
Subsidized Senior Housing	3,819	—	3,819	3,564	—	—	3,564
Military Housing	5,361	(5)	5,366	4,979	53	—	4,926
Land sales	—	—	—	—	—	459	459
Other (2)	(15,531)	(1,008)	(14,523)	(10,201)	48	—	(10,249)
Total Rental Properties
Comparable
Adjusted revenues	251,193	8,905	242,288	243,945	8,631	—	235,314	3.0%	3.0%
Adjusted operating expenses	111,306	3,846	107,460	111,189	3,900	—	107,289	0.1%	0.2%
Comparable NOI	139,887	5,059	134,828	132,756	4,731	—	128,025	5.4%	5.3%
Non-Comparable NOI	12,937	6,801	6,136	13,041	4,182	2,286	11,145
Total	152,824	11,860	140,964	145,797	8,913	2,286	139,170
Land Development Group	11,172	918	10,254	12,880	1,272	—	11,608
Corporate Activities	(14,978)	—	(14,978)	(13,421)	—	—	(13,421)
Corporate Activities - REIT conversion and reorganization costs	(6,212)	—	(6,212)	—	—	—	—
Grand Total	$142,806	$12,778	$130,028	$145,256	$10,185	$2,286	$137,357

(1)	Includes the Company's pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)
Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income and a 2014 legal settlement at Heritage, an apartment community in San Diego, California.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

NOI by Product Type	$160,941	NOI by Product Type	$154,610
Arena	4,800	Arena	6,417
Corporate Activities	(14,978)	Corporate Activities	(13,421)
Corporate Activities - REIT conversion and reorganization costs	(6,212)	Corporate Activities - REIT conversion and reorganization costs	—
Other (3)	(14,523)	Other (3)	(10,249)
Grand Total NOI	$130,028	Grand Total NOI	$137,357

(1)	Includes commercial and residential outlot land sales.

(2)	Includes limited-distribution subsidized senior housing.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income and a 2014 legal settlement at Heritage.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

NOI by Market	$155,575	NOI by Market	$149,684
Arena	4,800	Arena	6,417
Military Housing	5,366	Military Housing	4,926
Corporate Activities	(14,978)	Corporate Activities	(13,421)
Corporate Activities - REIT conversion and reorganization costs	(6,212)	Corporate Activities - REIT conversion and reorganization costs	—
Other (3)	(14,523)	Other (3)	(10,249)
Grand Total NOI	$130,028	Grand Total NOI	$137,357

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income and a 2014 legal settlement at Heritage.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands)

	Three Months Ended March 31, 2015				Three Months Ended March 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$237,082	$27,126	$104,156	$314,112	$249,537	$24,940	$110,458	$6,990	$342,045
Exclude straight-line adjustment	(509)	—	—	(509)	(3,034)	—	—	59	(2,975)
Add interest and other income	9,704	410	283	9,577	11,503	466	568	—	11,605
Equity in earnings (loss) of unconsolidated entities	9,313	(17)	(8,627)	703	34,029	(21)	(35,452)	—	(1,402)
Exclude operating expenses of unconsolidated entities	47,267	—	(47,267)	—	50,514	—	(50,514)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	(24,796)	—	24,796	—	—
Exclude depreciation and amortization of unconsolidated entities	22,466	—	(22,466)	—	21,604	—	(21,604)	—	—
Exclude interest expense of unconsolidated entities	25,854	—	(25,854)	—	28,000	—	(28,000)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	225	—	(225)	—	252	—	(252)	—	—
Adjusted revenues	351,402	27,519	—	323,883	367,609	25,385	—	7,049	349,273
Operating expenses	160,643	14,741	47,267	193,169	171,103	15,200	50,514	4,763	211,180
Operating expenses of unconsolidated entities	47,267	—	(47,267)	—	50,514	—	(50,514)	—	—
Non-Real Estate depreciation and amortization	1,142	—	—	1,142	1,177	—	—	—	1,177
Exclude straight-line rent adjustment	(456)	—	—	(456)	(441)	—	—	—	(441)
Adjusted operating expenses	208,596	14,741	—	193,855	222,353	15,200	—	4,763	211,916
Net operating income	$142,806	$12,778	$—	$130,028	$145,256	$10,185	$—	$2,286	$137,357
Interest expense	(52,576)	(7,913)	(25,854)	(70,517)	(62,452)	(6,528)	(28,000)	(5,483)	(89,407)
Interest expense of unconsolidated entities	(25,854)	—	25,854	—	(28,000)	—	28,000	—	—
Loss on extinguishment of debt	(35,154)	—	(225)	(35,379)	(164)	—	(252)	(17)	(433)
Loss on extinguishment of debt of unconsolidated entities	(225)	—	225	—	(252)	—	252	—	—
Equity in (earnings) loss of unconsolidated entities	(9,313)	17	8,627	(703)	(34,029)	21	35,452	—	1,402
Net gain (loss) on disposition of full or partial interests in rental properties	—	—	—	—	(467)	—	24,796	26,766	51,095
Gain on disposition of unconsolidated entities	—	—	—	—	24,796	—	(24,796)	—	—
Net gain on change in control of interests	—	—	—	—	2,759	—	—	—	2,759
Depreciation and amortization—Real Estate Groups (a)	(60,672)	(7,561)	(21,669)	(74,780)	(53,832)	(4,615)	(20,803)	(986)	(71,006)
Amortization of mortgage procurement costs	(2,101)	(99)	(797)	(2,799)	(2,125)	(163)	(801)	(41)	(2,804)
Depreciation and amortization of unconsolidated entities	(22,466)	—	22,466	—	(21,604)	—	21,604	—	—
Straight-line rent adjustment	53	—	—	53	2,593	—	—	(59)	2,534
Earnings (loss) before income taxes	$(65,502)	$(2,778)	$8,627	$(54,097)	$(27,521)	$(1,100)	$35,452	$22,466	$31,497

(a) Depreciation and amortization—Real Estate Groups	$60,672	$7,561	$21,669	$74,780	$53,832	$4,615	$20,803	$986	$71,006
Depreciation and amortization—Non-Real Estate	1,142	—	—	1,142	1,177	—	—	—	1,177
Total depreciation and amortization	$61,814	$7,561	$21,669	$75,922	$55,009	$4,615	$20,803	$986	$72,183

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Segment Operating Results
The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the three months ended March 31, 2015 compared with the three months ended March 31, 2014.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the three months ended March 31, 2014	$201,219	$103,892	$19,407	$17,527	$342,045
Increase (decrease) due to:
Comparable portfolio	2,476	2,600	—	—	5,076
Non-comparable properties (1)	16	6,027	(3,588)	—	2,455
Properties in which partners' interest recently acquired	1,894	—	—	—	1,894
Recently disposed properties	(9,773)	(4,944)	—	—	(14,717)
Properties in which partial interest was recently disposed	—	(3,683)	—	—	(3,683)
Land sales	(1,600)	—	—	(7,148)	(8,748)
Military housing	—	(3,278)	—	—	(3,278)
Subsidized senior housing	—	218	—	—	218
Other	(4,904)	(2,245)	—	(1)	(7,150)
Revenues for the three months ended March 31, 2015	$189,328	$98,587	$15,819	$10,378	$314,112

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the three months ended March 31, 2014	$11,561	$112,430	$65,539	$12,973	$8,677	$211,180
Increase (decrease) due to:
Comparable portfolio	—	(2,273)	(170)	—	—	(2,443)
Non-comparable properties (1)	—	(306)	2,383	(1,982)	—	95
Properties in which partners' interest recently acquired	—	829	—	—	—	829
Recently disposed properties	—	(5,879)	(2,928)	—	—	(8,807)
Properties in which partial interest was recently disposed	—	—	(1,614)	—	—	(1,614)
Land cost of sales	—	(1,142)	(5)	—	(3,668)	(4,815)
Military housing	—	—	(3,030)	—	—	(3,030)
Subsidized senior housing	—	—	(48)	—	—	(48)
REIT conversion and reorganization costs	6,212	—	—	—	—	6,212
Development, management, corporate and other expenses	1,942	(7,146)	1,163	—	(349)	(4,390)
Operating expenses for the three months ended March 31, 2015	$19,715	$96,513	$61,290	$10,991	$4,660	$193,169

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the three months ended March 31, 2014	$9,282	$58,887	$16,553	$4,708	$(23)	$89,407
Increase (decrease) due to:
Comparable portfolio	—	(2,601)	(541)	—	—	(3,142)
Non-comparable properties (1)	—	2	2,308	96	—	2,406
Properties in which partners' interest recently acquired	—	22	—	—	—	22
Recently disposed properties	—	(6,481)	(834)	—	—	(7,315)
Properties in which partial interest was recently disposed	—	—	(2,123)	—	—	(2,123)
Capitalized interest	—	(313)	(2,365)	—	91	(2,587)
Mark-to-market adjustments on non-designated swaps	(26)	(31)	(3,357)	—	(351)	(3,765)
Corporate borrowings	(1,110)	—	—	—	—	(1,110)
Other	—	(1,830)	620	—	(66)	(1,276)
Interest expense for the three months ended March 31, 2015	$8,146	$47,655	$10,261	$4,804	$(349)	$70,517

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(1)	The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up and other non-comparable properties:

		Three Months Ended March 31, 2015 vs. 2014
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Property in lease-up:
The Yards - Lumbershed	Q3-13	$(3)	$(25)	$24
Non-comparable property:
Ballston Common		19	(281)	(22)
Total Commercial		$16	$(306)	$2
Residential:
Properties in lease-up:
1111 Stratford	Q3-13/Q1-14	$441	$(41)	$20
2175 Market Street	Q4-14	122	65	31
3700M	Q3-14	257	271	130
Aster Conservatory Green	Q3-13/14	961	180	233
Radian	Q2-14	707	410	507
The Continental	Q1-13	170	34	20
The Yards - Twelve12	Q2-14	1,719	640	527
Winchester Lofts	Q4-14	74	302	639
Non-comparable properties:
Heritage		1,041	463	(43)
500 Sterling Place		535	59	244
Total Residential		$6,027	$2,383	$2,308
Commercial Group:
The increases in revenues, operating expenses and interest expense related to partners' interest recently acquired are related to Boulevard Mall, a regional mall in Amherst, New York (Q4-2014). The decreases in revenues, operating expenses and interest expense related to recent disposals are due our ongoing strategy to sell operating assets in non-core markets. The decreases in revenues and operating expenses for other are primarily due to a decrease in tenant reimbursable expenses. The decrease in interest expense for the comparable portfolio is primarily due to the paydown of several nonrecourse mortgage notes.
Ballston Common, a regional mall in Arlington, Virginia, is classified as a non-comparable property due to its upcoming planned renovation project.
Residential Group:
The decreases in revenues, operating expenses and interest expense related to partial interest recently disposed are related to the contribution of two operating apartment communities into our strategic capital partnership with Arizona State Retirement System in the prior year.
Heritage is classified as a non-comparable property due to its recently completed renovation project resulting in a significant number of units being off-line.
500 Sterling Place, an apartment community in Brooklyn, New York, was acquired (Q1-2015) and is classified as a non-comparable property.
Corporate Activities:
The decrease in interest expense is due to the privately negotiated exchanges of a portion of our Senior Notes due 2016, 2018 and 2020 for Class A common stock in the first quarter of 2015.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. – Net loss attributable to Forest City Enterprises, Inc. for the three months ended March 31, 2015 was $(54,209,000) versus net earnings of $15,520,000 for the three months ended March 31, 2014. Although we have substantial recurring revenue sources, significant transactions often create substantial variances in operating results between periods. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax and net of noncontrolling interests:
Asset Dispositions - $(53,116,000)

•	$(51,095,000) related to 2014 gains on disposition of full or partial interest in rental properties and unconsolidated investments;

•	$(3,480,000) related to decreased Land Development Group sales in 2015 compared with 2014, primarily at our Stapleton project; and

•	$1,459,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2014.
Financing Transactions - $(27,484,000)

•	$(34,946,000) related to increased losses on extinguishment of debt in 2015 compared with 2014 primarily due to the conversions of a portion of Senior Notes due 2016, 2018 and 2020;

•	$3,765,000 related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense;

•
$2,587,000 related to a decrease in interest expense in 2015 compared with 2014 due to increased capitalized interest on projects under construction and development as we increased our construction pipeline; and

•	$1,110,000 related to a decrease in interest expense on corporate debt due to the conversions of certain Senior Notes due 2016, 2018 and 2020.
Non-Cash Transactions - $(6,498,000)

•
$(3,739,000) related to an increase in depreciation and amortization expense in 2015 compared with 2014 primarily due to recently opened properties and the change from equity method of accounting to full consolidation method upon the acquisition of our partners’ interest in one apartment community and one regional mall in Q4 2014. These increases were partially offset by the disposition of full or partial interests in several properties during 2014; and

•
$(2,759,000) related to the net gain on change in control of interest related to the adjustment to fair value of the assets and liabilities of 91 Sidney, an apartment community in Cambridge, Massachusetts, in 2014.

Operations - $719,000

•	$10,661,000 related to a combined fluctuation in revenues, operating expenses and interest expense in our comparable portfolio in 2015 compared with 2014;

•	$(6,212,000) related to REIT conversion and reorganization costs incurred in 2015;

•
$(2,028,000) in interest and other income primarily related to income recognized by a legal settlement at Heritage in 2014, which did not recur, and a decrease in the income recognition on the allocation of state and federal historic preservation tax credits and new market tax credits in 2015 compared with 2014; and

•	$(1,702,000) related to a combined fluctuation in revenues, operating expenses and interest expense at Barclays Center in 2015 compared with 2014.
Income Taxes

•
$13,760,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires capital expenditures, including tenant improvements, to maintain and improve its operating performance. The following table represents our capital expenditures by segment:

	Three Months Ended March 31, 2015		Three Months Ended March 31, 2014
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Operating properties:
Commercial Group	$4,082	$6,831	$5,312	$9,963
Residential Group	1,867	3,557	2,844	5,101
Arena	683	232	1,002	341
Other	15	15	16	16
Total operating properties	6,647	10,635	9,174	15,421

Tenant improvements
Commercial Group	9,448	11,041	2,944	4,215

Total capital expenditures	$16,095	$21,676	$12,118	$19,636

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(54,209)	$15,520
Depreciation and Amortization—Real Estate Groups	74,780	71,006
Gain on disposition of full or partial interests in rental properties	—	(51,095)
Income tax expense adjustment — current and deferred (2):
Gain on disposition of full or partial interests in rental properties	—	19,898
FFO	$20,571	$55,329

FFO Per Share - Diluted
Numerator (in thousands):
FFO	$20,571	$55,329
If-Converted Method (adjustments for interest, net of tax):
5.000% Notes due 2016	—	382
4.250% Notes due 2018	—	2,277
3.625% Notes due 2020	—	1,664
FFO for per share data	$20,571	$59,652
Denominator:
Weighted average shares outstanding—Basic	202,963,083	197,739,076
Effect of stock options, restricted stock and performance shares	2,768,251	1,926,005
Effect of convertible debt	—	32,138,215
Effect of convertible Class A Common Units	2,973,190	3,646,755
Weighted average shares outstanding - Diluted (1)	208,704,524	235,450,051
FFO Per Share	$0.10	$0.25

(1)
For the three months ended March 31, 2015, weighted-average shares issuable upon the conversion of convertible debt of 28,087,047 were not included in the computation of diluted FFO per share because their effect is anti-dilutive under the if-converted method. As a result, an adjustment to FFO for interest expense of $3,787,000 related to these securities is not required.

(2)	The following table provides detail of income tax expense (benefit):

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$(1,744)	$8,633
Deferred taxes	2,559	(13,956)
Total income tax expense (benefit) on FFO	815	(5,323)

Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$—	$29,048
Deferred taxes	—	(9,150)
Total income tax expense (benefit) on non-FFO	—	19,898
Grand Total	$815	$14,575

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO to Operating FFO - Pro-Rata Consolidation

	Three Months Ended March 31,
	2015	2014	% Change
	(in thousands)
FFO	$20,571	$55,329
Tax credit income	(3,255)	(3,947)
(Gain) loss on extinguishment of debt	35,379	433
Change in fair market value of nondesignated hedges	(2,113)	4,672
Net gain on change in control of interests	—	(2,759)
Straight-line rent adjustments	(53)	(2,534)
Participation payments	—	1,469
REIT conversion and reorganization costs	6,212	—
Nets Pre-tax FFO	802	1,153
Income tax expense (benefit) on FFO	815	(5,323)
Operating FFO	$58,358	$48,493	20.3%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO	$58,358	$48,493
If-Converted Method (adjustments for interest, pre-tax):
5.000% Notes due 2016	507	625
4.250% Notes due 2018	3,322	3,719
3.625% Notes due 2020	2,357	2,719
Operating FFO for per share data	$64,544	$55,556

Denominator:
Weighted average shares outstanding - Diluted (1)	236,791,571	235,450,051
Operating FFO Per Share	$0.27	$0.24

(1)
Includes dilutive securities of 28,087,047 for the three months ended March 31, 2015, for the computation of Operating FFO per share because their effect is dilutive under the if-converted method. These securities were not included in the computation of diluted FFO per share because their effect was anti-dilutive.

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Operating FFO by segment:
Commercial Group	$44,682	$31,275
Residential Group	25,750	25,493
Arena	(4)	1,649
Land Group	10,252	11,626
Corporate Group	(22,322)	(21,550)
Operating FFO	$58,358	$48,493

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended March 31, 2015 vs. Three Months Ended March 31, 2014
$65.0
$60.0
$55.0
$50.0
$45.0
$40.0
$35.0
(in millions)
$48.5
6.8
4.4
2.6
2.0
(2.3)
(3.6)
$58.4
Three Months Ended March 31, 2014
NOI on mature portfolio
Decreased Corporate/ mature portfolio interest
Capitalized Interest
Other
Property sales
Stapleton land sales
Three Months Ended March 31, 2015

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends

Through the implementation of our strategic plan, we approach our business by:

•	Focusing on core markets and products as we develop, own and operate a high-quality portfolio

•	Driving operational excellence through all aspects of our company

•	Building a strong, sustaining capital structure, improved balance sheet and debt metrics

The tables below illustrate our progress as we continue to implement our strategic plan. The financial and operating data presented is as reported in previous year-end supplemental packages. GAAP reconciliations for previous years can be found in prior supplemental packages furnished with the Securities and Exchange Commission ("SEC") and are available on our website at www.forestcity.net.

Development ratio is calculated in accordance with our financial covenants contained in our revolving credit facility. Total debt includes outstanding borrowings on our revolving credit facility, convertible senior debt, nonrecourse mortgages and notes payable. Net debt to NOI is defined as total debt, less cash and equivalents, divided by NOI, excluding write-offs of abandoned development projects and demolition costs. All metrics are reflected at our pro-rata share.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends (continued)

*
Represents data for the year ended December 31, 2013, which is consistent with our new calendar year-end. As such, data for the year ended December 31, 2013 includes results for the month ended January 31, 2013, which has previously been included in the financial results for the year ended January 31, 2013 included in our supplemental package furnished with the SEC on March 27, 2013.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Acquisition and Projects Under Construction
March 31, 2015

	Location	Date Acquired/ Anticipated Opening	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)		Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)		Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
							(in millions)
2015 Property Acquisition
Residential:
500 Sterling Place	Brooklyn, NY	Q1-15	100%		100%		$48.1	$48.1	$48.1		77	—	96%

Projects Under Construction
Residential:
Arizona State Retirement System JV:
The Yards - Arris	Washington, D.C.	Q1-16	25%		25%		$142.7	$142.7	$35.7		327	19,000
Blossom Plaza	Los Angeles, CA	Q2-16	25%		25%		104.9	104.9	26.2		237	19,000
1001 4th Street, SW	Washington, D.C.	Q4-16	25%		25%		143.3	143.3	35.8		365	5,000
Museum Towers II	Philadelphia, PA	Q4-16	25%		25%		114.1	114.1	28.5		286	—
							505.0	505.0	126.2		1,215	43,000
Aster Town Center II	Denver, CO	Q3/Q4-15	90%		90%		23.4	23.4	21.1		135	—
B2 BKLYN	Brooklyn, NY	Q3-16	100%		100%		162.1	162.1	162.1		363	4,000
535 Carlton	Brooklyn, NY	Q3-16	30%	(e)	30%		0.0	165.6	49.7		298	—
Pacific Park - Parking (f)	Brooklyn, NY	Q3-16/18	30%	(e)	30%		0.0	90.6	27.2		—	—
							$690.5	$946.7	$386.3		2,011	47,000
Office:
300 Massachusetts Ave	Cambridge, MA	Q1-16	50%	(e)	50%		$0.0	$175.3	$87.7		246,000	246,000	94%
1812 Ashland Ave	Baltimore, MD	Q3-16	85%		100%		60.7	60.7	60.7		164,000	164,000	70%
							$60.7	$236.0	$148.4		410,000	410,000
Retail Expansions:
Galleria at Sunset	Henderson, NV	Q2-15	51%	(e)	51%		$0.0	$24.9	$12.7		32,000	32,000	84%
Boulevard Mall	Buffalo, NY	Q4-15	100%		100%		10.9	10.9	10.9		46,000	46,000	100%
							$10.9	$35.8	$23.6		78,000	78,000
Total Projects Under Construction							$762.1	$1,218.5	$558.3

Estimated Initial Yield on Cost									5.5% - 6.0%	(g)

Other
Kapolei Lofts	Kapolei, HI	Q3-15/Q1-17	100%		0%	(h)	$154.8	$154.8	$0.0		499	—

See footnotes on the following page.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

FOOTNOTES

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company's legal ownership.

(b)
Amounts represent estimated project costs to achieve stabilization and are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100% if we are deemed to have control or to be the primary beneficiary of our investments in the Company's VIE. Upon completion, our completed rental properties recorded on the consolidated balance sheet may include costs, in addition to costs above, not allocated to our partners, such as corporate capitalized interest.

(c)
Project cost at pro-rata share represents the Company's share of project cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting, the Company determines its pro-rata share by multiplying its pro-rata ownership by the total project cost of the applicable property.

(d)	Lease commitments as of April 28, 2015.

(e)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(f)	Expected to include 950 parking spaces.

(g)
Range of estimated initial yield on cost is calculated using estimated pro-rata initial stabilized NOI divided by FCE pro-rata share of project cost per above, net of anticipated subsidies and other cost adjustments.

(h)
Kapolei Lofts is a residential project currently under construction on land leased by the Company. The land lessor is entitled to a preferred return that currently exceeds anticipated operating cash flow of the project, and therefore, this project is reflected at 0% for pro-rata purposes.  In accordance with the waterfall provisions of the distribution Agreement, the Company expects to share in the net proceeds upon a sale of the project.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
March 31, 2015

Below is a summary of our active large scale development projects which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $350.4 million ($132.8 million at full consolidation) of Projects Under Development on our balance sheet and pro-rata mortgage debt of $118.1 million ($11.7 million at full consolidation).

1)	Pacific Park Brooklyn - Brooklyn, NY
Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Projects currently under construction include B2 BKLYN, a 50% market-rate and 50% affordable rental building with 363 residential units, and 535 Carlton, a 100% affordable rental building with 298 residential units. In Q2 2015, construction is expected to commence on a 278-unit condominium building and a 301-unit, 100% affordable rental building.

2)	The Yards - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,800 residential units, 1.8 million square feet of office space and approximately 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include a 170-unit residential building, Foundry Lofts; two retail centers: Boilermaker Shops and Lumber Shed, with 40,000 and 31,000 square feet, respectively; and Twelve12, a mixed-use property, with 218 residential units and 88,000 square feet of retail space. Arris, a mixed-use project, is currently under construction and is expected to feature 327 residential units and 19,000 square feet of retail space.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The Science + Technology Park at Johns Hopkins is a 31-acre center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Plans call for 1.1 million square feet in five buildings, with future phases able to support additional expansion. Current completed projects include the 279,000 square-foot 855 North Wolfe Street, a 492,000 square-foot parking garage for Johns Hopkins and a 234,000 square-foot commercial building developed on a fee basis which is fully leased by the Department of Health & Mental Hygiene. Currently under construction is a 164,000 square-foot office building, 1812 Ashland Ave.
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, 365 residential units and 40,000 square feet of retail stores and restaurants. Currently under construction is a 365-unit residential building, 1001 4th Street, SW.
5) Pier 70 - San Francisco, CA
Pier 70 is a former shipyard on San Francisco's eastern waterfront. The Forest City master development area of 28 acres is a mixed-use project, which is expected to include 3.8 million total square feet, consisting of 900,000 to 1.8 million square feet of office space, approximately 260,000 square feet of traditional retail, local production, and cultural/community uses, 1,000 to 2,000 residential units, approximately 2,000 parking spaces and 7 acres of waterfront parks.
6) 5th & Mission - San Francisco, CA
5th & Mission is a mixed-use project on approximately 4 acres in downtown San Francisco. 5th & Mission is expected to include approximately 825,000 square feet of commercial and 820,000 square feet of residential uses. The project will retain an existing historic building as well as the iconic San Francisco Chronicle building and would create significant new open spaces for the neighborhood. The project is designed to house a dynamic ground-floor mix of arts/cultural/community uses, as well as local retail, entrepreneurship and business incubation for a total of approximately 1.7 million square feet of development.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Inventory

Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:

	March 31, 2015		December 31, 2014
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Stapleton	$50,796	$45,850	$51,604	$46,583
Commercial outlots	45,879	55,514	45,865	54,072
Total Land Inventory (1)	$96,675	$101,364	$97,469	$100,655

(1)	A full reconciliation of pro-rata consolidation (non-GAAP) to their GAAP equivalents can be found in the Selected Financial Information section of this supplemental package.

Stapleton
Stapleton represents one of the nation's largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of March 31, 2015, we own 248 gross acres, of which 113 acres are saleable. We also have an option to purchase an additional 849 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset. Also included in commercial outlots is Las Vegas Land, a 13.5 acre parcel of undeveloped land located in downtown Las Vegas, NV adjacent to the City Hall.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Class A Common Stock
Closing Price, end of period	$25.52	$21.30	$19.56	$19.87	$19.10
High Closing Price	$25.79	$21.67	$21.30	$20.09	$19.58
Low Closing Price	$21.00	$19.20	$19.17	$18.46	$17.71
Average Closing Price	$24.53	$20.79	$19.99	$19.10	$18.88
Total Volume	69,096,438	70,389,527	47,200,607	40,112,884	48,844,589
Average Volume	1,132,728	1,099,836	737,509	636,712	800,731
Common shares outstanding, end of period	193,501,911	179,763,952	179,695,113	179,662,635	178,207,223
Class B Common Stock
Closing Price, end of period	$25.50	$21.34	$19.83	$19.89	$19.02
High Closing Price	$25.75	$21.70	$21.30	$20.05	$19.64
Low Closing Price	$21.05	$19.24	$19.13	$18.48	$17.69
Average Closing Price	$24.63	$20.70	$20.03	$19.08	$18.90
Total Volume	37,129	59,140	121,763	46,127	62,624
Average Volume	609	924	1,903	732	1,027
Common shares outstanding, end of period	18,942,503	19,208,517	19,220,506	19,227,650	19,548,552
Common Equity Market Capitalization	$5,421,202,595	$4,238,881,931	$3,895,979,044	$3,952,334,516	$3,775,571,418
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s revolving credit facility contains certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which the Company is compliant with at March 31, 2015, follows:

	Requirement Per Agreement	As of March 31, 2015		As of December 31, 2014		As of September 30, 2014		As of June 30, 2014
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.45x	1.88	x	1.81	x	1.72	x	1.65	x
Debt Yield Ratio	>9.50%	11.88%		12.11%		11.80%		11.55%
Cash Flow Coverage Ratio	3.00x	7.40	x	6.91	x	6.36	x	5.05	x
Total Development Ratio	<17%	6.33%		5.70%		7.18%		6.40%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$4,155,729		$3,848,400		$3,755,092		$3,675,042

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of March 31, 2015

	Year Ending December 31, 2015				Year Ending December 31, 2016
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$231,473	$74,658	$38,615	$195,430	$73,038	$1,655	$216,816	$288,199
Weighted average rate	6.79%	8.99%	5.73%	5.74%	5.56%	3.95%	6.22%	6.06%
Variable:
Variable-rate debt	62,163	4,148	32,480	90,495	70,850	—	11,741	82,591
Weighted average rate	2.95%	2.92%	2.53%	2.80%	2.56%	—%	2.07%	2.49%

Tax-Exempt	135,800	—	546	136,346	—	—	—	—
Weighted average rate	2.43%	—%	1.39%	2.42%	—%	—%	—%	—%
Total variable-rate debt	197,963	4,148	33,026	226,841	70,850	—	11,741	82,591
Total Nonrecourse Debt	$429,436	$78,806	$71,641	$422,271	$143,888	$1,655	$228,557	$370,790
Weighted Average Rate	4.86%	8.67%	4.24%	4.04%	4.08%	3.95%	6.00%	5.27%

	Year Ending December 31, 2017				Year Ending December 31, 2018
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$204,455	$10,954	$390,407	$583,908	$174,897	$4,300	$272,323	$442,920
Weighted average rate	6.08%	5.99%	5.61%	5.77%	4.72%	4.01%	4.85%	4.81%
Variable:
Variable-rate debt	977,387	—	63,220	1,040,607	22,482	—	9,459	31,941
Weighted average rate	5.80%	—%	1.56%	5.54%	3.93%	—%	1.99%	3.35%

Tax-Exempt	—	—	25,338	25,338	78,560	1,616	53,040	129,984
Weighted average rate	—%	—%	0.92%	0.92%	0.99%	0.84%	2.03%	1.41%
Total variable-rate debt	977,387	—	88,558	1,065,945	101,042	1,616	62,499	161,925
Total Nonrecourse Debt	$1,181,842	$10,954	$478,965	$1,649,853	$275,939	$5,916	$334,822	$604,845
Weighted Average Rate	5.85%	5.99%	4.83%	5.55%	3.59%	3.14%	4.32%	4.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of March 31, 2015

	Year Ending December 31, 2019				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$113,329	$3,885	$42,088	$151,532	$1,456,409	$332,404	$1,002,255	$2,126,260
Weighted average rate	3.94%	4.80%	5.69%	4.40%	5.49%	7.34%	4.36%	4.66%
Variable:
Variable-rate debt	178,572	53,293	138,653	263,932	38,978	—	3,141	42,119
Weighted average rate	1.73%	1.24%	3.97%	3.00%	3.53%	—%	1.13%	3.35%

Tax-Exempt	8,500	—	20,000	28,500	375,547	104,543	66,845	337,849
Weighted average rate	2.99%	—%	0.84%	1.48%	1.14%	1.23%	0.97%	1.08%
Total variable-rate debt	187,072	53,293	158,653	292,432	414,525	104,543	69,986	379,968
Total Nonrecourse Debt	$300,401	$57,178	$200,741	$443,964	$1,870,934	$436,947	$1,072,241	$2,506,228
Weighted Average Rate	2.60%	1.48%	4.02%	3.38%	4.57%	5.88%	4.14%	4.16%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$2,253,601	$427,856	$1,962,504	$3,788,249
Weighted average rate	5.54%	7.52%	4.94%	5.00%
Variable:
Variable-rate debt	1,350,432	57,441	258,694	1,551,685
Weighted average rate	4.86%	1.36%	3.01%	4.68%

Tax-Exempt	598,407	106,159	165,769	658,017
Weighted average rate	1.44%	1.22%	1.29%	1.43%
Total variable-rate debt	1,948,839	163,600	424,463	2,209,702
Total Nonrecourse Debt	$4,202,440	$591,456	$2,386,967	$5,997,951
Weighted Average Rate	4.74%	5.79%	4.47%	4.53%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months Ended March 31, 2015 (in thousands)

	Three Months Ended March 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Total revenues	$128,545	$4,762	$65,545	$189,328
Exclude straight-line rent adjustment	(310)	—	—	(310)
Add interest and other income	2,633	6	34	2,661
Equity in earnings (loss) of unconsolidated entities	6,727	—	(6,727)	—
Exclude operating expenses of unconsolidated entities	25,992	—	(25,992)	—
Exclude depreciation and amortization of unconsolidated entities	14,391	—	(14,391)	—
Exclude interest expense of unconsolidated entities	18,461	—	(18,461)	—
Exclude loss on extinguishment of debt of unconsolidated entities	8	—	(8)	—
Adjusted revenues	196,447	4,768	—	191,679
Operating expenses	73,090	2,569	25,992	96,513
Operating expenses of unconsolidated entities	25,992	—	(25,992)	—
Non-Real Estate depreciation and amortization	220	—	—	220
Exclude straight-line rent adjustment	(436)	—	—	(436)
Adjusted operating expenses	98,866	2,569	—	96,297
Net operating income	97,581	2,199	—	95,382
Interest expense	(30,322)	(1,128)	(18,461)	(47,655)
Interest expense of unconsolidated entities	(18,461)	—	18,461	—
Loss on extinguishment of debt	(12)	—	(8)	(20)
Loss on extinguishment of debt of unconsolidated entities	(8)	—	8	—
Amortization of mortgage procurement costs - Real Estate Groups	(1,964)	—	—	(1,964)
Straight-line rent adjustment	(126)	—	—	(126)
Noncontrolling interest in FFO	(1,071)	(1,071)	—	—
Income tax benefit (expense) on FFO	—	—	—	—
FFO	$45,617	$—	$—	$45,617
Depreciation and amortization - Real Estate Groups	(45,684)	—	—	(45,684)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(67)	$—	$—	$(67)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months Ended March 31, 2015 (in thousands) (continued)

	Three Months Ended March 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Total revenues	$69,660	$8,368	$37,295	$98,587
Exclude straight-line rent adjustment	(188)	—	—	(188)
Add interest and other income	2,996	3	248	3,241
Equity in earnings (loss) of unconsolidated entities	1,710	(17)	(1,167)	560
Exclude operating expenses of unconsolidated entities	20,778	—	(20,778)	—
Exclude depreciation and amortization of unconsolidated entities	8,065	—	(8,065)	—
Exclude interest expense of unconsolidated entities	7,316	—	(7,316)	—
Exclude loss on extinguishment of debt of unconsolidated entities	217	—	(217)	—
Adjusted revenues	110,554	8,354	—	102,200
Operating expenses	43,239	2,727	20,778	61,290
Operating expenses of unconsolidated entities	20,778	—	(20,778)	—
Non-Real Estate depreciation and amortization	148	—	—	148
Exclude straight-line rent adjustment	(20)	—	—	(20)
Adjusted operating expenses	64,145	2,727	—	61,418
Net operating income	46,409	5,627	—	40,782
Interest expense	(4,465)	(1,520)	(7,316)	(10,261)
Interest expense of unconsolidated entities	(7,316)	—	7,316	—
Loss on extinguishment of debt	—	—	(217)	(217)
Loss on extinguishment of debt of unconsolidated entities	(217)	—	217	—
Amortization of mortgage procurement costs - Real Estate Groups	(835)	—	—	(835)
Straight-line rent adjustment	168	—	—	168
Noncontrolling interest in FFO	(4,107)	(4,107)	—	—
Income tax benefit (expense) on FFO	—	—	—	—
FFO	$29,637	$—	$—	$29,637
Depreciation and amortization - Real Estate Groups	(24,000)	—	—	(24,000)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$5,637	$—	$—	$5,637

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months Ended March 31, 2015 (in thousands) (continued)

	Three Months Ended March 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Arena
Total revenues	$28,820	$13,001	$—	$15,819
Exclude straight-line rent adjustment	(11)	—	—	(11)
Add interest and other income	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—
Exclude operating expenses of unconsolidated entities	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—
Adjusted revenues	28,809	13,001	—	15,808
Operating expenses	19,958	8,967	—	10,991
Operating expenses of unconsolidated entities	—	—	—	—
Non-Real Estate depreciation and amortization	17	—	—	17
Exclude straight-line rent adjustment	—	—	—	—
Adjusted operating expenses	19,975	8,967	—	11,008
Net operating income	8,834	4,034	—	4,800
Interest expense	(10,108)	(5,304)	—	(4,804)
Interest expense of unconsolidated entities	—	—	—	—
Loss on extinguishment of debt	—	—	—	—
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—
Straight-line rent adjustment	11	—	—	11
Noncontrolling interest in FFO	1,270	1,270	—	—
Income tax benefit (expense) on FFO	—	—	—	—
FFO	$7	$—	$—	$7
Depreciation and amortization - Real Estate Groups	(5,055)	—	—	(5,055)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(5,048)	$—	$—	$(5,048)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months Ended March 31, 2015 (in thousands) (continued)

	Three Months Ended March 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Land Group
Total revenues	$10,057	$995	$1,316	$10,378
Exclude straight-line rent adjustment	—	—	—	—
Add interest and other income	4,040	401	1	3,640
Equity in earnings (loss) of unconsolidated entities	1,678	—	(733)	945
Exclude operating expenses of unconsolidated entities	497	—	(497)	—
Exclude depreciation and amortization of unconsolidated entities	10	—	(10)	—
Exclude interest expense of unconsolidated entities	77	—	(77)	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—
Adjusted revenues	16,359	1,396	—	14,963
Operating expenses	4,641	478	497	4,660
Operating expenses of unconsolidated entities	497	—	(497)	—
Non-Real Estate depreciation and amortization	49	—	—	49
Exclude straight-line rent adjustment	—	—	—	—
Adjusted operating expenses	5,187	478	—	4,709
Net operating income	11,172	918	—	10,254
Interest expense	465	39	(77)	349
Interest expense of unconsolidated entities	(77)	—	77	—
Loss on extinguishment of debt	—	—	—	—
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—
Straight-line rent adjustment	—	—	—	—
Noncontrolling interest in FFO	(957)	(957)	—	—
Income tax benefit (expense) on FFO	—	—	—	—
FFO	$10,603	$—	$—	$10,603
Depreciation and amortization - Real Estate Groups	(41)	—	—	(41)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$10,562	$—	$—	$10,562

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months Ended March 31, 2015 (in thousands) (continued)

	Three Months Ended March 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Total revenues	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—
Add interest and other income	35	—	—	35
Equity in earnings (loss) of unconsolidated entities	(802)	—	—	(802)
Exclude operating expenses of unconsolidated entities	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—
Adjusted revenues	(767)	—	—	(767)
Operating expenses	19,715	—	—	19,715
Operating expenses of unconsolidated entities	—	—	—	—
Non-Real Estate depreciation and amortization	708	—	—	708
Exclude straight-line rent adjustment	—	—	—	—
Adjusted operating expenses	20,423	—	—	20,423
Net operating income	(21,190)	—	—	(21,190)
Interest expense	(8,146)	—	—	(8,146)
Interest expense of unconsolidated entities	—	—	—	—
Loss on extinguishment of debt	(35,142)	—	—	(35,142)
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—
Straight-line rent adjustment	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—
Income tax benefit (expense) on FFO	(815)	—	—	(815)
FFO	$(65,293)	$—	$—	$(65,293)
Depreciation and amortization - Real Estate Groups	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(65,293)	$—	$—	$(65,293)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three Months Ended March 31, 2015 (in thousands) (continued)

	Three Months Ended March 31, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Total
Total revenues	$237,082	$27,126	$104,156	$314,112
Exclude straight-line rent adjustment	(509)	—	—	(509)
Add interest and other income	9,704	410	283	9,577
Equity in earnings (loss) of unconsolidated entities	9,313	(17)	(8,627)	703
Exclude operating expenses of unconsolidated entities	47,267	—	(47,267)	—
Exclude depreciation and amortization of unconsolidated entities	22,466	—	(22,466)	—
Exclude interest expense of unconsolidated entities	25,854	—	(25,854)	—
Exclude loss on extinguishment of debt of unconsolidated entities	225	—	(225)	—
Adjusted revenues	351,402	27,519	—	323,883
Operating expenses	160,643	14,741	47,267	193,169
Operating expenses of unconsolidated entities	47,267	—	(47,267)	—
Non-Real Estate depreciation and amortization	1,142	—	—	1,142
Exclude straight-line rent adjustment	(456)	—	—	(456)
Adjusted operating expenses	208,596	14,741	—	193,855
Net operating income	142,806	12,778	—	130,028
Interest expense	(52,576)	(7,913)	(25,854)	(70,517)
Interest expense of unconsolidated entities	(25,854)	—	25,854	—
Loss on extinguishment of debt	(35,154)	—	(225)	(35,379)
Loss on extinguishment of debt of unconsolidated entities	(225)	—	225	—
Amortization of mortgage procurement costs - Real Estate Groups	(2,799)	—	—	(2,799)
Straight-line rent adjustment	53	—	—	53
Noncontrolling interest in FFO	(4,865)	(4,865)	—	—
Income tax benefit (expense) on FFO	(815)	—	—	(815)
FFO	$20,571	$—	$—	$20,571
Depreciation and amortization - Real Estate Groups	(74,780)	—	—	(74,780)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(54,209)	$—	$—	$(54,209)